                                                                 Exhibit 2.2

          AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                  THIS AMENDMENT (the "Amendment") to the Agreement and Plan of Merger and Reorganization, dated as of June 12, 1998 by and among METRON TECHNOLOGY B.V., a Netherlands corporation ("Purchaser"), METRON ACQUISITION SUB, INC., a Nevada corporation and a wholly owned subsidiary of Purchaser ("Merger Sub"), T.A. KYSER CO., a Nevada corporation ("Kyser") and certain stockholders of Kyser (the "Stockholders") who previously joined in the execution of the Merger Agreement by executing a Joinder Agreement (the "Joinder Agreement") is entered into as of July 13, 1998 by and among Purchaser, Merger Sub, Kyser and the Stockholders. Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Merger Agreement.

                                    AGREEMENT

         Purchaser, Merger Sub, Kyser and the Signing Stockholders, intending to be legally bound, agree as follows:

1. Section 12 of the Merger Agreement is hereby amended and replaced in its entirety with the following:

SECTION 12.   INDEMNIFICATION, ETC.

12.1     SURVIVAL OF REPRESENTATIONS AND COVENANTS.

         (a) The representations and warranties made by Kyser, the Signing Stockholders, Purchaser and Merger Sub in this Agreement (including without limitation the representations and warranties set forth in Sections 2, 3 and
4) shall survive the Closing and shall expire on the earlier of (i) the date of issuance of an audit report with respect to financial statements which both contain combined operations of Purchaser and Kyser and include the Closing Date or (ii) ninety (90) days after the Closing Date (the "Expiration Date"); provided, however, that (w) notwithstanding the foregoing, the Kyser Specified Representations (other than Section 2.4), the Signing Stockholder Specified Representations and the Purchaser Specified Representations (other than Section 4.4) shall survive the Closing for the applicable statute of limitations, (x) if, at any time prior to the expiration of a representation or warranty made by Kyser, any Purchaser Indemnitee (acting in good faith) delivers to the Agent a written notice that complies with the applicable provision of Sections 12.10 or 12.12 alleging the existence of a Breach of such representation or warranty and asserting a claim for recovery under
Section 12.2 based on such alleged inaccuracy or other Breach, then the claim asserted in such notice shall survive against the Identified Stockholders until such time as such claim is fully and finally resolved, (y) if, at any time prior to the expiration of a representation or warranty made by any of the Signing Stockholders, any Purchaser Indemnitee (acting in good faith) delivers to a Signing Stockholder obligated to provide indemnity under this
Section 12 in respect of such representation or warranty a written notice that complies with the applicable provision of Sections 12.10 or 12.12 alleging the existence of a Breach of such representation and warranty and asserting a claim for recovery under Section 12.4 based on such alleged inaccuracy or other

                                      1.

Breach, then the claim asserted in such notice shall survive against the Signing Stockholder to whom such notice was delivered until such time as such claim is fully and finally resolved and (z) if, at any time prior to the expiration of a representation or warranty made by Purchaser or Merger Sub, any Stockholder Indemnitee (acting in good faith) delivers to Purchaser a written notice that complies with the applicable provision of Sections 12.10 or 12.12 alleging the existence of a Breach of such representation and warranty and asserting a claim for recovery under Section 12.5 based on such alleged inaccuracy or other Breach, then the claim asserted in such notice shall survive until such time as such claim is fully and finally resolved.

         (b) Notwithstanding anything in this Agreement, from and after the Closing, any matter which has been accurately disclosed by Kyser or any of the Signing Stockholders in the Kyser Disclosure Schedule or the Signing Stockholder Disclosure Schedule or any update to either of the foregoing delivered to Purchaser at or prior to Closing, or in the Kyser Closing Certificate or any of the Signing Stockholders' Closing Certificates, (i) shall be deemed accepted by Purchaser and Merger Sub and (ii) shall not form the basis of any claim for Damages or any other remedy by any Purchaser Indemnitee against any of the Identified Stockholders or Signing Stockholders, as the case may be. Notwithstanding anything in this Agreement, from and after the Closing, any matter which has been accurately disclosed by Purchaser or Merger Sub in the Purchaser Disclosure Schedule or any update thereto delivered to Kyser or to the Signing Stockholders at or prior to Closing, or in the Purchaser Closing Certificate, (i) shall be deemed accepted by Kyser and the Signing Stockholders and (ii) shall not form the basis of any claim for Damages or any other remedy by any of the Stockholder Indemnitees against Purchaser.

         (c) For purposes of this Agreement: (i) each statement or other item of information set forth in the Kyser Disclosure Schedule or in the Kyser Closing Certificate shall be deemed to be a representation and warranty made by Kyser in this Agreement; (ii) each statement or other item of information set forth in the Signing Stockholder Disclosure Schedule or in any of the Signing Stockholders' Closing Certificates shall be deemed to be a representation and warranty in this Agreement made by the Signing Stockholder to whom such statement or item of information relates; and (iii) each statement or other item of information set forth in the Purchaser Disclosure Schedule or in the Purchaser Closing Certificate shall be deemed to be a representation and warranty made by Purchaser and Merger Sub in this Agreement.

12.2 INDEMNIFICATION BY IDENTIFIED STOCKHOLDERS REGARDING KYSER REPRESENTATIONS AND WARRANTIES.

         (a) To the extent permitted by applicable law, but subject to the terms and limitations set forth in this Section 12, from and after the Effective Time, the Identified Stockholders, pro rata based on their respective ownership of the Shares, shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                                      2.

              (i) any Breach at Closing of any representation or warranty made by Kyser in this Agreement (except with respect to Section 2.31, without giving effect to any Kyser Material Adverse Effect qualification or to the words "material," "materially" or "in all material respects" contained or incorporated directly or indirectly in such representation or warranty but giving effect to any update to the Kyser Disclosure Schedule delivered by Kyser to Purchaser or Merger Sub at or prior to the Closing);

              (ii) any Breach of any covenant of Kyser in this Agreement which covenant by its terms, is to be performed in full by Kyser prior to the Closing; or

              (iii) any (A) Proceeding brought by a third-party as contemplated by Section 12.10 arising out of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above, or (B) arbitration or other Proceeding brought by a Purchaser Indemnitee as allowed by Section 12.12 or pursuant to Section 13.13 for the purpose of enforcing any of its rights under this Section 12 or Section 13.13 in respect of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above.

         (b) The Identified Stockholders acknowledge and agree that, if there is any Breach of any representation, warranty or other provision relating to Kyser or Kyser's business, condition, assets, liabilities, operations, financial performance or net income (or any aspect or portion thereof), and Kyser incurs Damages as a result of such Breach, then Purchaser itself shall be deemed, by virtue of its direct or indirect ownership of common stock of Kyser, to have incurred such Damages as a result of such Breach or Liability. Nothing contained in this Section 12.2(b) shall have the effect of (i) limiting the circumstances under which Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise), or (iii) limiting the rights of Kyser or any of the other Purchaser Indemnitees under this
Section 12.2. Nothing in this Agreement shall be deemed to provide that more than one Purchaser Indemnitee shall be entitled to recover Damages from the Identified Stockholders with respect to the same Breach or alleged Breach of the type referred to in clauses (i) and (ii) of Section 12.2(a).

         (c) It is acknowledged and agreed that the Purchaser Indemnitees' rights and remedies with respect to Damages related to the Soules Claims [and Excluded Claims] (as defined in the letter agreement dated as July 13, 1998 by and among Purchaser, Kyser and the Identified Stockholders (as amended, the "Letter Agreement")) shall be pursuant to the Letter Agreement exclusively, and that the Purchaser Indemnitees shall have no rights or remedies with respect to any such Damages pursuant to this Agreement.

12.3     THRESHOLD; CEILING; OTHER LIMITATIONS.

         (a) Subject to Section 12.3(c) and Section 12.3(d), the Identified Stockholders shall not be required to make any payment pursuant to Section
12.2 and the Signing Stockholders shall not be required to make any payment pursuant to Section 12.4, until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Purchaser Indemnitees, or to which any one or more of the Purchaser Indemnitees has or have otherwise become subject, exceeds $150,000 in the aggregate. At such time as the

                                      3.

total amount of such Damages exceeds $150,000 in the aggregate, the Purchaser Indemnitees shall be entitled to be indemnified (on the terms stated in this Section 12) only against the portion of such Damages exceeding $150,000.

         (b) Subject to Section 12.3(c), the maximum aggregate liability of all of the Stockholders under Sections 12.2(a) and 12.4(a) shall be limited to $1,011,633, of which the maximum aggregate liability of the Identified Stockholders under Section 12.2(a) shall be $676,694.

         (c) The limitations on the Stockholders' obligations that are set forth in Sections 12.3(a) and 12.3(b) shall not apply to: (i) with respect to the Identified Stockholders, any Breach of the Kyser Specified Representations (other than a Breach of Section 2.4) or, with respect to Signing Stockholders, any Breach of the Signing Stockholder Specified Representations. In addition, (i) the limitations on any Identified Stockholder's obligations that are set forth in Sections 12.3(a) and 12.3(b) shall not apply to Damages arising out of a Breach of a representation, warranty or covenant if (A) Kyser or any of the Identified Stockholders had Knowledge of such Breach as of the Closing and (B) such Breach was not disclosed to Purchaser or Merger Sub at or prior to Closing, and (ii) the limitations on any Signing Stockholder's obligations that are set forth in Sections 12.3(a) shall not apply to Damages arising out of a Breach of a representation, warranty or covenant if (A) the applicable Signing Stockholder had knowledge of such Breach as of the Closing and (B) such Breach was not disclosed to Purchaser or Merger Sub at or prior to Closing.

         (d) Notwithstanding anything in this Agreement, (i) each Identified Stockholder's aggregate liability with respect to any Damages recoverable pursuant to Section 12.2 shall not exceed such Identified Stockholder's pro rata portion of such Damages after application of the limitations contained in this Section 12, based on the respective number of Shares owned by such Stockholder immediately prior to the Closing and (ii) the maximum aggregate liability of any Stockholder under this Section 12 or otherwise in respect of the Merger shall be limited to 8% of the shares of Purchaser Capital Stock received by such Stockholder pursuant to this Agreement and the Merger. Each Identified Stockholder's pro rata portion of Damages pursuant to Section 12.2 shall be based on his pro rata portion of all of the Shares outstanding immediately prior to the Merger.

         (e) No Stockholder shall have any liability to any Purchaser Indemnitee as a result of the Breach by another Stockholder of any representation, warranty, covenant or obligation of such other Stockholder in this Agreement or otherwise.

12.4 INDEMNIFICATION BY SIGNING STOCKHOLDERS REGARDING SIGNING STOCKHOLDER REPRESENTATIONS AND WARRANTIES AND COVENANTS.

         (a) To the extent permitted by applicable law but subject to the terms and limitations set forth in this Section 12, from and after the Closing Date, each Signing Stockholder severally agrees to hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any

                                      4.

time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

              (i) any Breach at Closing of any representation or warranty made by such Signing Stockholder in this Agreement (without giving effect to any qualification by the words "material," "materially" or "in all material respects" contained or incorporated directly in such representation or warranty but giving effect to any update to the Signing Stockholders' Disclosure Schedule delivered by the Signing Stockholders to Purchaser or Merger Sub at or prior to the Closing);

              (ii) any Breach of any covenant or obligation of such Signing Stockholder in this Agreement which covenant or obligation, by its terms, is to be performed in full by such Signing Stockholder prior to Closing; or

              (iii) any (A) Proceeding brought by a third-party as contemplated by Section 12.10 arising out of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above, or (B) arbitration or other Proceeding brought by a Purchaser Indemnitee as allowed by Section 12.12 or pursuant to Section 13.13 for the purpose of enforcing any of its rights under this Section 12 or Section 13.13 in respect of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above.

         (b) The Signing Stockholders acknowledge and agree that, in the event of the occurrence of any Purchaser Indemnified Matter, then Purchaser shall be deemed, by virtue of its ownership of Kyser Common Stock, to have incurred Damages as a result of such Purchaser Indemnified Matter. Nothing contained in this Section 12.4(b) shall have the effect of (i) limiting the circumstances under which Purchaser may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that Purchaser may be deemed to have incurred (whether in connection with any such Breach or Liability or otherwise) or (iii) limiting the rights of Kyser or any of the other Purchaser Indemnitees under this Section 12.4. Nothing in this Agreement shall be deemed to provide that more than one Purchaser Indemnitee shall be entitled to recover Damages from any Signing Stockholder with respect to the same Breach or alleged Breach of the type referred to in clauses (i) and (ii) of Section 12.4(a).

12.5     INDEMNIFICATION BY PURCHASER AND MERGER SUB.

         (a) To the extent permitted by applicable law, but subject to the terms and limitations of this Section 12, from and after the Effective Time, Purchaser and Merger Sub, jointly and severally, shall hold harmless and indemnify each of the Stockholder Indemnitees from and against, and shall compensate and reimburse each of the Stockholder Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Stockholder Indemnitees or to which any of the Stockholder Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with:

                                      5.

         (i) any Breach at Closing of any representation or warranty made by Purchaser or Merger Sub in this Agreement (except with respect to Section 4.28, without giving effect to any Purchaser Material Adverse Effect qualification or any other qualification by the words "material," "materially" or "in all material respects" contained or incorporated directly or indirectly in such representation or warranty but giving effect to any update to the Purchaser Disclosure Schedule delivered by Purchaser and Merger Sub to Kyser at or prior to the Closing);

              (ii) any Breach of any covenant or obligation of Purchaser or Merger Sub in this Agreement which covenant or obligation, by its terms, is to be performed in full by Purchaser or Merger Sub prior to Closing; or

              (iii) any (A) Proceeding brought by a third-party as contemplated by Section 12.10 arising out of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above, or (B) arbitration or other Proceeding brought by a Stockholder Indemnitee as allowed by Section 12.12 or pursuant to Section 13.13 for the purpose of enforcing any of its rights under this Section 12 or Section 13.13 in respect of any Breach or alleged Breach of the type referred to in clause (i) or (ii) above.

         (b) Each of Purchaser and Merger Sub acknowledges and agrees that, in the event of the occurrence of a Stockholder Indemnified Matter, then the Signing Stockholders shall be deemed, by virtue of their direct or indirect ownership of Purchaser Capital Stock, to have incurred Damages as a result of such Breach, inaccuracy, misrepresentation or omission.

12.6     THRESHOLD; CEILING.

         (a) Subject to Section 12.6(c), Purchaser and Merger Sub shall not be required to make any indemnification payment pursuant to Section 12.5 until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Stockholder Indemnitees, or to which any one or more of the Stockholder Indemnitees has or have otherwise become subject, exceeds $650,000 in the aggregate. At such time as the total amount of such Damages exceeds $650,000 in the aggregate, the Stockholder Indemnitees shall be entitled to be indemnified (on the terms stated in this Section 12) only against the portion of such Damages exceeding $650,000.

         (b) Subject to Section 12.6(c), the maximum liability of Purchaser and Merger Sub under Section 12.5(a) shall be limited to $1,011,633.

         (c) The limitations on the Purchaser's and Merger Sub's indemnification obligations that are set forth in Sections 12.6(a) and 12.6(b) shall not apply to any Breach of the Purchaser Specified Representations other than a Breach of Section 4.4. In addition, the limitations on Purchaser's and Merger Sub's obligations that are set forth in Sections 12.6(a) and 12.6(b) shall not apply to Damages arising out of a Breach of a representation, warranty or covenant if (i) Purchaser or Merger Sub had Knowledge of such Breach as of the Closing and (ii) such Breach was not disclosed to Kyser at or prior to Closing.

12.7 SATISFACTION OF INDEMNIFICATION CLAIM. In the event any Identified Stockholder, any Signing Stockholder, Purchaser or Merger Sub shall have any liability (for indemnification or otherwise) to any indemnitee under this
Section 12, such Identified Stockholder, Signing

                                      6.

Stockholder, Purchaser or Merger Sub shall satisfy such liability by delivering (or, in the case of indemnity by Purchaser or Merger Sub, issuing and delivering) to such indemnitee the number of shares of Purchaser Capital Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) the Fair Market Value per Share of Purchaser Capital Stock subject to adjustment if after the date of this Agreement the outstanding shares of Purchaser Capital Stock are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction.

12.8 NO CONTRIBUTION. Except for rights and claims reserved as provided in
Section 2(d) of the Release signed by each Signing Stockholder at Closing, the form of which is attached hereto as Exhibit O, from and after the Effective Time each Signing Stockholder waives, and acknowledges and agrees that such Signing Stockholder shall not have and shall not exercise or assert or attempt to exercise or assert, any right of contribution or right of indemnity or any other right or remedy against Kyser in connection with any indemnification obligation to which such Signing Stockholder may become subject under this Section 12.

12.9     EXCLUSIVITY OF INDEMNIFICATION REMEDIES.

         (a) To the fullest extent permitted by applicable law from and after the Effective Time, except with respect to fraud claims and claims under applicable securities laws, the indemnification remedies and other remedies provided in this Section 12 or in Section 13.13 shall be the exclusive remedies of the Purchaser Indemnitees for the Breach of any representation, warranty, covenant or obligation by Kyser or any Signing Stockholder in this Agreement (without limiting the rights of the parties under any other agreement), and shall be in lieu of any rights the Purchaser Indemnitees otherwise may have under law or in equity to seek or obtain Damages or any other remedy against the Identified Stockholders or the Signing Stockholders, as the case may be, with respect to any such Breaches, all of which other rights and remedies each of the Purchaser Indemnitees hereby waives. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to affect the Letter Agreement, which shall remain in full force and effect.

         (b) To the fullest extent permitted by applicable law from and after the Effective Time, except with respect to fraud claims and claims under applicable securities laws, the indemnification remedies and other remedies provided in this Section 12 or in Section 13.13 shall be the exclusive remedies of the Stockholder Indemnitees for the Breach of any representation, warranty, covenant or obligation by Purchaser in this Agreement (without limiting the rights of the parties under any other agreement), and shall be in lieu of any rights the Stockholder Indemnitees otherwise may have under law or in equity to seek or obtain Damages or any other remedy against Purchaser and Merger Sub with respect to any such Breaches, all of which other rights and remedies each of the Stockholder Indemnitees hereby waives.

         (c) Notwithstanding Section 12.9(a) or 12.9(b), nothing in this
Section 12 shall limit or adversely affect any right or remedy of any party hereto with respect to any Breach or alleged Breach by another party hereto of any covenant or obligation in this Agreement or in any of the other Transactional Agreements, which covenant or obligation by its terms is to be performed or complied with at or after Closing.

                                      7.

12.10    THIRD PARTY CLAIMS.

         (a) Any party seeking indemnification under this Section 12 (an "indemnified party") in connection with any claim or Proceeding asserted by a third party which is reasonably likely to result in a claim for indemnification under Section 12 of this Agreement shall provide notice to the indemnifying party of any such claim or Proceeding, provided that any notice to the Identified Stockholders with respect to a claim pursuant to
Section 12.2 may be properly made by Purchaser to the Agent.

         (b) If a third party asserts that an indemnified person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such indemnified person may be entitled to indemnification pursuant to Section 12 of this Agreement, and such indemnified person reasonably determines that it has a valid business reason to fulfill such obligation, then: (i) such indemnified person may make a claim against the indemnifying party for indemnification pursuant to Section 12; and (ii) such indemnified person shall be reimbursed, in accordance with the provisions hereof, for any such Damages for which it is entitled to indemnification pursuant to Section 12.

         (c) (i) Within 20 days after delivery of any notification contemplated by Section 12.10(a), the indemnifying party may, subject to the provisions of Section 12.10(c)(ii), upon written notice thereof to the indemnified party, assume control of the defense of such claim or Proceeding with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. If the indemnifying party does not assume control of such defense, the indemnified party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the indemnifying party assumes control of such defense and if independent counsel for the indemnified party reasonably concludes that the indemnified party and the indemnifying party have conflicting interests with respect to such claim or Proceeding, the reasonable fees and expenses of counsel to the indemnified party incurred in connection with the defense of such claim or Proceeding shall be considered Damages for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such claim or Proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

              (ii) Prior to settling or compromising any claim or Proceeding, the indemnifying party shall consult with, and duly take into account the interests of, the indemnified party. The indemnifying party shall provide the indemnified party with at least ten business days' advance written notice of any settlement or compromise of a claim or Proceeding that the indemnifying party intends to accept, and the indemnifying party shall not agree to any settlement of any claim or Proceeding without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. Likewise, the indemnifying party shall not be liable for any settlement of any claim or Proceeding entered into without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. It is expressly agreed that it shall be construed as reasonable hereunder for an indemnified party to withhold its consent unless such settlement provides for full and unconditional release of such party from any and all liabilities and obligations of any nature whatsoever with respect to such claim or Proceeding.

                                      8.

         (iii) In the event that the indemnified party withholds its consent to a settlement under Section 12.10(c)(ii), and such consent has been unreasonably withheld (taking into consideration the final sentence of Section 12.10(c)(ii)), the indemnifying party shall not settle or compromise such claim or Proceeding on the terms proposed, and the indemnified party shall assume control of the claim or Proceeding. In such event, the indemnified party shall hold harmless and indemnify the indemnifying party to the extent (A) the indemnifying party's indemnity obligations are increased as a result of the failure of such claim or Proceeding to be settled or compromised as proposed in the offer that was acceptable to the indemnifying party (the "Original Offer") and (B) the indemnifying party is required to pay any Damages with respect to such claim or Proceeding in excess of the amount the indemnifying party would otherwise have incurred under the Original Offer; PROVIDED, HOWEVER, that the indemnifying party shall remain liable in any event up to the amount proposed in the Original Offer. If, however, any Damages paid with respect to such claim or Proceeding, or any compromise or settlement of such claim or Proceeding, shall be less than the amount proposed in the Original Offer, then the indemnifying party shall indemnify the indemnified party for the payment of Damages of such compromise or settlement subject to the limitations set forth in this Section 12.

          (iv) Notwithstanding any of the foregoing, if a claim or Proceeding relates to a matter which, if adversely determined, would (A) have a material adverse impact on Purchaser's liability in another Proceeding which is not subject to indemnification hereunder, (B) have a material adverse impact on the future conduct of Purchaser or its affiliates' business or operations on a continuing basis; or (C) have a material adverse impact on Purchaser or its affiliates' tax or accounting positions on a continuing basis, then Purchaser shall have the right to defend, contest, settle and otherwise control the resolution of any such claim or Proceeding, with one counsel selected by Purchaser and reasonably satisfactory to the indemnifying party; provided, however, that the Stockholders shall have the same rights of participation and same right to consent to a settlement provided to an indemnified party under the foregoing provisions of this Section 12.10(c).

12.11    EXERCISE OF REMEDIES BY INDEMNITEES.

         (a) No Purchaser Indemnitee (other than Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

         (b) No Stockholder Indemnitee (other than the Signing Stockholders or, in the case of the Identified Stockholders, the Agent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Stockholder Indemnitee entitled to indemnification (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

12.12    CLAIMS BETWEEN THE PARTIES NOT INVOLVING THIRD PARTY CLAIMS.

                                      9.

         (a) Subject to the terms and limitations set forth in this Section 12, if at any time or from time to time an indemnified party seeks to make indemnification claims against an indemnifying party for amounts due to such indemnified party pursuant to Section 12 not arising out of a claim or proceeding asserted or brought by a third party covered by Section 12.10, it shall duly deliver to the indemnified party a notice (a "Notice") setting forth:

              (i) the specific representation, warranty or covenant in the Agreement alleged to have been Breached by the indemnifying party;

              (ii) a summary of the facts and circumstances giving rise to the alleged Breach of such representation, warranty or covenant by the indemnifying party; and

              (iii) a description of, and a reasonable estimate of the total amount of, the Damages actually incurred or expected to be incurred by the indemnified party as a result of such alleged Breach.

         If a Notice relates to an alleged Breach of a representation or warranty in this Agreement and such Notice shall not have been delivered to the indemnifying party on or prior to the Expiration Date (or, if later, the date on which such representation or warranty expires as stated in Section 12.1(a)), then such Notice shall not be deemed to have been delivered and shall be of no force or effect. A Notice by Purchaser or Merger Sub with respect to a claim for indemnification pursuant to Section 12.2 shall be deemed to have been delivered to the Identified Stockholders if such Notice is delivered by Purchaser or Merger Sub to the Agent.

         (b) Within twenty (20) days after the delivery of a Notice in accordance with Section 12.12(a), the indemnifying party may, in its sole discretion, deliver to the indemnified party who delivered the Notice a written notice (the "Response Notice") containing (i) a statement substantially to the effect that the indemnification claim described in such Notice is not being disputed, (ii) a statement substantially to the effect that a portion of the dollar amount of Damages set forth in such Notice is being disputed (specifying the dollar amount of the portion that is not being disputed) or (iii) a statement substantially to the effect that the entire dollar amount of Damages set forth in such Notice is being disputed. (Any portion of the dollar amount of such Damages that is not being disputed shall be referred to in this Agreement as the "Undisputed Amount," and the remaining portion of such Damages shall be referred to in this Agreement as the "Disputed Amount.") If no Response Notice is delivered within twenty (20) days after the delivery of a Notice to an indemnifying party, then the indemnifying party shall be deemed not to be disputing the Damages described in the Notice.

         (c) If (i) an indemnifying party is disputing all or any portion of the dollar amount of the Damages set forth in a Notice, and (ii) within forty five (45) days after the delivery of a Notice by an indemnified party to an indemnifying party in accordance with Section 12.12(a), the parties do not reach agreement with respect to the dispute, then the indemnification claim or claims described in such Notice shall be referred to an arbitrator chosen jointly by the indemnified party and the indemnifying party. If the indemnified party and the indemnifying party do not agree on the selection of an arbitrator within ten (10) days after the expiration of the forty five
(45) day period referred to in this Section 12.12(c), either the indemnified party or the indemnifying party may submit the matter in dispute for resolution

                                      10.

pursuant to a binding arbitration proceeding under Judicial Arbitration & Mediation Services/Endispute, Inc. ("JAMS"). The venue for such arbitration proceeding shall be Dallas, Texas. Subject to the terms and limitations set forth in this Section 12, (i) the arbitrator's fees and other related expenses of any arbitration under this Agreement (such as expenses for transcripts of the arbitration proceedings) shall be borne by the parties to the arbitration in such proportions as shall be determined by the arbitrator, or if there is no such determination, then such fees and other expenses shall be borne equally by the parties to the arbitration, (ii) the arbitrator shall have the authority to make an award specifying the dollar amount (if any) representing the portion of the Disputed Amount that is to be awarded to the indemnified party, but shall have no right to grant special, punitive or exemplary damages or indirect or consequential damages or to grant any form of equitable relief and (iii) the determination of the arbitrator as to the dollar amount (if any) representing the portion of the Disputed Amount that is payable shall be conclusive and binding upon the parties hereto and judgment may be entered thereon in any court having jurisdiction thereof.

12.13    IDENTIFIED STOCKHOLDERS' AGENT.

         (a) The Identified Stockholders, individually and collectively, hereby irrevocably nominate, constitute and appoint C. Garry Hendricks as the agent and true and lawful representative and attorney-in-fact of the Identified Stockholders (the "Agent"), with full power of substitution, to act in the name, place and stead of the Identified Stockholders, and as the only person authorized to take any action required, authorized or contemplated by this Section 12, in respect of any claim made pursuant to
Section 12.2 of this Agreement (the "Indemnification Obligations"), including, without limitation, any settlement, compromise or defense of the Indemnification Obligations. C. Garry Hendricks hereby accepts his appointment as Agent.

         (b) The Identified Stockholders, hereby grant to the Agent full authority to take or omit to take any action, and execute, deliver, acknowledge, certify and file on behalf of the Identified Stockholders (in the name of any or all of the Identified Stockholders or otherwise), any and all documents, that the Agent may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Agent may, in his sole discretion, determine to be appropriate with respect to the Indemnification Obligations. Notwithstanding anything to the contrary contained in any of the Transactional Agreements:

              (i) Purchaser shall be entitled to deal exclusively with the Agent on all matters relating to the Indemnification Obligations; and

              (ii) with respect to the Indemnification Obligations, each Purchaser Indemnitee shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Identified Stockholder by the Agent, and on any other action taken or purported to be taken on behalf of any Identified Stockholder by the Agent, as fully binding upon such Identified Stockholder.

         (c) The Identified Stockholders, recognize and intend that the power of attorney granted in Section 12.13(a):

                                      11.

              (i) is coupled with an interest and is irrevocable;

              (ii) may be delegated by the Agent; and

              (iii) shall survive the death, disability or legal incapacity of each of the Identified Stockholders.

         (d) The Agent shall receive and deliver notices on behalf of the Identified Stockholders and take all such action as he may deem necessary, appropriate, permitted or advisable to be taken by or on behalf of the Identified Stockholders under this Section 12 in order to consent to, pay, contest, arbitrate, litigate or settle any claim or alleged claims asserted with respect to the Indemnification Obligations, upon receipt of instructions from a majority of the Identified Stockholders (based on the number of Shares held by the Identified Stockholders immediately prior to Closing). The Agent shall not be personally liable to the other Identified Stockholders for any action taken, suffered or omitted by him in good faith and believed by him to be authorized by the Identified Stockholders under this Section 12.13.

         (e) In acting as the representative of the Identified Stockholders, the Agent may rely upon, and shall be protected in acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Agent may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by him in such capacity in good faith and in accordance with such opinion of counsel. The Agent may perform his duties as Agent either directly or by or through his agents or attorneys and the Agent shall not be responsible to the other Identified Stockholders for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by the Agent hereunder.

         (f) Within ten days after receiving notice of the death or incapacity of the Agent, the Identified Stockholders shall by majority vote (based on the number of Shares held by the Identified Stockholders immediately prior to Closing) appoint a successor to fill the vacancy. The Identified Stockholders may by such majority vote remove the Agent with or without cause and appoint a successor, provided that notice thereof is given by the new Agent to each of the other parties hereto. The Agent may resign if, and only if, he is simultaneously replaced with a substitute Agent. Any Agent appointed from time to time hereunder who is not also an Identified Stockholder must be reasonably acceptable to Purchaser. If for any reason there is no Agent at any time, all references herein to the Agent shall be deemed to refer to the Identified Stockholders.

         (g) The Agent shall serve as such without compensation, but all expenses incurred by the Agent in connection with the performance of his duties as Agent shall be borne and paid by the Identified Stockholders pro rata in accordance with their respective ownership of Shares immediately prior to Closing.

                                      12.

2. References to "Signing Stockholders" contained in Section 8.20 of the Merger Agreement shall be deemed to be references to "the Signing Stockholders and the Identified Stockholders, as the case may be,".

3. The first sentence of Section 13.12 shall be modified by inserting after the phrase "Kyser and its successors and assigns (if any);" the following phrase:
"the Identified Stockholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any);" and the second sentence shall be modified by inserting after the phrase "Kyser;" the following phrase: "the Identified Stockholders;".

4. Exhibit A to the Merger Agreement shall be revised to add the following:

         IDENTIFIED STOCKHOLDERS. "Identified Stockholders" shall mean Gregory
M. Claeys, C. Garry Hendricks and Boyd E. Hurst, Jr.

         LETTER AGREEMENT. "Letter Agreement" shall have the meaning specified in Section 12.2(c).

5. All references in the Merger Agreement to the "Agreement" shall be deemed to refer to the Merger Agreement as amended by this Amendment. Other than as specified above, the terms and conditions of the Merger Agreement shall remain unchanged and in full force and effect.

                                      13.

         IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth above.

"PURCHASER":                            METRON TECHNOLOGY B.V.,
                                        a Netherlands corporation

                                        By: /s/ Edward Segal
                                           ----------------------------------

                                        Name:
                                              -------------------------------

                                        Title:
                                              -------------------------------

"MERGER SUB":                           METRON ACQUISITION SUB, INC.,
                                        a Nevada corporation

                                        By: /s/ Edward Segal
                                           ----------------------------------

                                        Name:
                                              -------------------------------

                                        Title:
                                              -------------------------------

"KYSER":                                T.A. KYSER CO.,
                                        a Nevada corporation

                                        By: /s/ C. Garry Hendricks
                                           ----------------------------------

                                        Name:
                                             --------------------------------

                                        Title:
                                              -------------------------------

"STOCKHOLDERS":                         GREGORY M. CLAEYS

                                        /s/ Gregory M. Claeys
                                        -------------------------------------


                                        REBEKAH A. CLAEYS

                                        /s/ Rebekah A. Claeys
                                        -------------------------------------

                                       14.

                                        C. GARRY HENDRICKS

                                        /s/ C. Garry Hendricks
                                        -------------------------------------

                                        BOYD E. HURST, JR.

                                        /s/ Boyd E. Hurst, Jr.
                                        -------------------------------------

                                        COLIN M. HENDERSON, AS TRUSTEE
                                        OF THE T.A. KYSER COMPANY
                                        EMPLOYEE STOCK OWNERSHIP
                                        TRUST (AS AMENDED AND
                                        RESTATED, EFFECTIVE MARCH 17,
                                        1997)

                                        /s/ Colin M. Henderson
                                        -------------------------------------

                                      15.